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                                  EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 29, 2001, with respect to the consolidated financial statements of Gray Television, Inc. (formerly Gray Communications Systems, Inc.), included in this Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2002.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91296, Form S-8 No. 333-56125 and Form S-8 No. 333-39700)
pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc. of our reports dated January 29, 2001, with respect to the consolidated financial statements of Gray Communications Systems, Inc., included herein.



ERNST & YOUNG LLP

Atlanta, Georgia
October 9, 2002